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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, being directors or officers of Computer Sciences Corporation (the "Company"), which is to file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4, and any amendments, subsequent registration statements or supplements thereto under the Securities Act of 1933, as amended, with respect to the offering of securities, hereby constitutes and appoints Michael W. Laphen, William L. Deckelman, Jr., Donald G. DeBuck and M. Louise Turilli of the Company, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her or in his or her name, place and stead, in any and all capacities to sign, or cause to be signed electronically, and file (i) such registration statement with all exhibits thereto and other documents in connection therewith, (ii) any and all amendments, post-effective amendments and supplements thereto and (iii) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Name	Title	Date

/s/ MICHAEL W. LAPHEN Michael W. Laphen	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 14, 2008
/s/ MICHAEL J. MANCUSO Michael J. Mancuso	Vice President and Chief Financial Officer (Principal Financial Officer)	December 14, 2008
/s/ DONALD G. DEBUCK Donald G. DeBuck	Vice President and Controller (Principal Accounting Officer)	December 14, 2008
/s/ IRVING W. BAILEY, II Irving W. Bailey, II	Director	December 14, 2008
/s/ DAVID BARRAM David Barram	Director	December 14, 2008
/s/ STEPHEN L. BAUM Stephen L. Baum	Director	December 14, 2008
/s/ RODNEY F. CHASE Rodney F. Chase	Director	December 14, 2008
/s/ JUDITH R. HABERKORN Judith R. Haberkorn	Director	December 14, 2008
/s/ MICHAEL W. LAPHEN Michael W. Laphen	Director	December 14, 2008

Name	Title	Date

/s/ F. WARREN MCFARLAN F. Warren McFarlan	Director	December 14, 2008
/s/ CHONG SUP PARK Chong Sup Park	Director	December 14, 2008
/s/ THOMAS H. PATRICK Thomas H. Patrick	Director	December 14, 2008

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  Exhibit 24.1
POWER OF ATTORNEY